SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)September 15, 1995

                                NCC INDUSTRIES, INC.
                (Exact name of registrant as specified in charter)

                                Delaware
                State of other jurisdiction of incorporation

                0-3305                          62-0643336
        (Commission File Number         (IRS Employer Identification No.)

        165 S. Main Street, Cortland, New York            13045-5428
        (Address of principal executive offices)          (Zip Code)

Registrant's telephone no. including area code (607)756-2841



Item 4.  Changes in Registrant's Certifying Accountants.

As reported in Registrant's Form 10Q for the fiscal quarter ended March 31, 1995, on April 26, 1995, Maidenform Worldwide, Inc. and its affiliates (collectively, "Maidenform") acquired approximately 92.4% of the outstanding stock of the Registrant (the "Acquisition"). As a result of the Acquisition, the books and records of the Registrant will be compiled and reviewed on a consolidated basis with those of Maidenform. In order to effectuate such reporting on a consolidated basis, on August 30, 1995, the Board of Directors of Registrant authorized the Registrant to change its certified public accountants from Coopers & Lybrand to Ernst & Young, the certified public accountants engaged on behalf of Maidenform. Such change will become effective on September 15, 1995.

In connection with the audits of the two fiscal years ended December 31,1994, and the subsequent interim period through July 1, 1995, there were no dis-agreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the Registrant of any reportable events.

The accountant's report of Cooper's & Lybrand on the consolidated financial statements of NCC Industries, Inc. and subsidiaries as of and for the years ended December 31, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.





                                SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NCC Industries, Inc.



                                        /s/ Steven N. Masket
                                        Steven N. Masket
                                        Executive Vice-President


Date: September 15, 1995




Coopers
& Lybrand
One Lincoln Center
Syracuse, NY  13202-9972

September 15, 1995

Mr. Peter Muehlbauer
Vice President of Finance
NCC Industries, Inc.
165 Main Street
Cortland, New York 13045

Dear Mr. Muehlbauer:

This is to confirm that the client/auditor relationship between NCC Industries Inc. (Commission File Number 0-3305) and Coopers & Lybrand L.L.P. has ceased.

                                Very truly yours,


                                /s/ Coopers & Lybrand, L.L.P.
                                Coopers & Lybrand, L.L.P.

cc:       Office of the Chief Accountant
          SECPS Letter File
          Securities and Exchange Commission
          Mail Stop 9-5
          450 Fifth Street, N.W.
          Washington, D.C. 20549


                UNANIMOUS WRITTEN CONSENT

                OF THE BOARD OF DIRECTORS

                        OF

                NCC INDUSTRIES, INC.

The undersigned, being all of the members of the Board of Directors of NCC Industries, Inc. a Delaware corporation (the "Corporation"), do hereby adopt the following resolutions pursuant to Section 14(f) of the Corporation Law.

WHEREAS, effective April 26, 1995, Maidenform, Inc. a New York corporation ("Maidenform"), acquired approximately 92.4% of the outstanding stock of the Corporation (the "Acquisition");and

WHEREAS, as a result of the Acquisition, the books and record fo the Corpor-ation are complied and reviewed on a consolidated basis with those of Maidenform Worldwide, Inc. (Maidenform's parent corporaton) and its direct and indirect subsidiaries; and

WHEREAS, in connection with such consolidated reporting, it would be in the best interests of the Corporation to change it certified public accountants to the certified public accountants engaged on behalf of Maidenform;

NOW THEREFORE, be it

        RESOLVED, that the Corporation is hereby authorized, empowered and directed to change its certified public accountants for the firm of Coopers & Lybrand to the firm of Ernst & Young; and it is further

        RESOLVED, that the Chairman, President, any Executive Vice President or the Chief Financial Officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to do or cause to be done any and all further acts and things, including the execution and delivery of any and all documents, paper and instruments, as they, in their sole discretion, may deem necessary or appropriate in order to effectuate the purpose and intent of th foregoing resolution, the execution thereof by such officers to be conclusive evidence of such approval; and it is further

        RESOVLED, that all lawful actons taken by the officers fo the Corpor-ation prior to the date of this Consent with respect to the matters discussed in the foregoing resolution be, and the same hereby are, in all respects, approved, ratified and confirmed.

        This Consent shall be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

        IN WITNESS WHEREOF, each of the undersigned have executed this Consent this 30th day of August, 1995.

                                        /s/ Elizabeth J. Coleman
                                        Elizabeth J. Coleman

                                        /s/ Ira Glazer
                                        Ira Glazer

                                        /s/ David C. Masket
                                        David C. Masket

                                        /s/ Steven N. Masket
                                        Steven N. Masket

                                        /s/ Frank Magrone
                                        Frank Magrone